THIS SECURED PROMISSORY NOTE (THE “NOTE”) HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE NOTE IS BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE NOTE IS “RESTRICTED” AND MAY NOT BE OFFERED OR SOLD UNLESS IT IS REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT, AND THE COMPANY RECEIVES AN OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE.

SECURED PROMISSORY NOTE

$500,000	September 16, 2008

THIS SECURED PROMISSORY NOTE (this “Note”) is issued by KARAT PLATINUM, LLC, a New York limited liability company, with an address at 15 Hoover Street, Inwood, New York 11096 (the “Company”), to SEPTIMUS VENTURES LLC, a New York limited liability company with an address at 207 Harborview, South Lawrence, New York, 11559 (the “Holder”).

ARTICLE I

Section 1.01 Principal. For value received, the Company hereby promises to pay on or before March 16, 2009 (the “Maturity Date”) to the order of the Holder, in lawful money of the United States of America and in immediately available funds, the principal sum of Five Hundred Thousand Dollars ($500,000) (the “Principal Amount”).

Section 1.02 Interest. Interest shall accrue on the Principal Amount at the rate of twelve percent (12%) per annum (computed on the basis of a 365-day year and the actual days elapsed) from the date of this Note until the Principal Amount is repaid in full.

Section 1.03 Payment of Interest. Interest on the Principal Amount shall be due and payable on the Maturity Date.

Notwithstanding any provision contained herein to the contrary, the total liability of the Company for payment of interest pursuant hereto, including late charges, shall not exceed the maximum amount of such interest permitted by law to be charged, collected, or received from the Company, and if any payments by the Company include interest in excess of such a maximum amount, the Holder shall apply such excess to the reduction of the unpaid Principal Amount, or if none is due, such excess shall be refunded.

Section 1.04 Right to Prepay. The Company shall have the right to prepay all or any portion of the Principal Amount and all accrued interest thereon (the “Prepaid Amount”) at any time, on or before the Maturity Date, without penalty or premium.

ARTICLE II

Section 2.01 Representations and Warranties of the Holder. The Holder hereby acknowledges, represents and warrants to, and agrees with, the Company and its affiliates as follows:

(a)The Holder understands that this Note has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or registered or qualified under any the securities laws of any state or other jurisdiction, and is a “restricted security,” and cannot be resold or otherwise transferred unless it is registered under the Securities Act, and registered or qualified under any other applicable securities laws, or an exemption from such registration and qualification is available.

(b) The Holder is acquiring this Note for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part, and no other person has a direct or indirect beneficial interest in this Note or any portion thereof. Further, the Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to this Note for which the Holder is subscribing or any part of thereof.

(c) The Holder has full power and authority to enter into this Note, the execution and delivery of this Note has been duly authorized, and this Note constitutes a valid and legally binding obligation of the Holder.

(d) The Holder is not subscribing for this Note as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by person previously not known to the Holder in connection with investment.

(e) The Holder understands that the Company is under no obligation to register this Note under the Securities Act, or to assist the Holder in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction.

(f) The Holder is (i) experienced in making investments of the kind, (ii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Note, and the related documents, and (iii) able to afford the entire loss of its investment in this Note.

(g) The Holder has the financial ability to bear the economic risk of its investment, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to its investment in this Note.

(h) The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in this Note. The Holder is not relying on the Company, or its affiliates or agents, with respect to economic considerations involved in this investment. The Holder has relied solely on its own advisors.

(i) The Holder has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning this Note and the Company and all other information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, and agrees and acknowledges that it has carefully reviewed all of the filings made by the owner of the Company, Karat Platinum, Inc., under the Securities Exchange Act of 1934, as amended, including, without limitation, the “Risk Factors” contained in the Current Report on Form 8-K and the Annual Report on Form 10-K filed by Karat Platinum, Inc. with the Securities and Exchange Commission on December 31, 2007 and June 30, 2008, respectively.

(j) No representations or warranties have been made to the Holder by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for this Note, the Holder is not relying upon any representations other than those contained herein. The Holder has consulted, to the extent it has deemed appropriate, with its own advisers as to the financial, tax, legal and related matters concerning an investment in this Note and on that basis believes that its investment in this Note is suitable and appropriate for the Holder.

(k) The Holder is an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act.

ARTICLE III

Section 3.01 Representations and Warranties of the Company. The Company hereby acknowledges, represents and warrants to, and agrees with, the Holder as follows:

(a) Organization. The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of New York. The Company has all requisite power to own, operate and lease its business and assets and carry on its business as the same is now being conducted.

(b) Corporate Power and Authority. The Company has all requisite power and authority to enter into and deliver this Note and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Note by the Company and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action and no other action or proceeding on the part of the Company is necessary to authorize the execution, delivery, and performance by the Company of this Note and the consummation by the Company of the transactions contemplated hereby.

ARTICLE IV

Section 4.01 Events of Default. Upon the occurrence of any of the following events (each, an “Event of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) an Event of Default shall be deemed to have occurred:

(a) Default in the payment of the Principal Amount on the Maturity Date, which default has not been cured within 10 days after its due date by acceleration or otherwise; or

(b) Default in the payment, when due or declared due, of any interest payment hereunder, which default has not been cured within 10 days after its due date by acceleration or otherwise; or

(c) The Company files for relief under the United States Bankruptcy Code (the “Bankruptcy Code”) or under any other state or federal bankruptcy or insolvency law, or files an assignment for the benefit of creditors, or if an involuntary proceeding under the Bankruptcy Code or under any other federal or state bankruptcy or insolvency law is commenced against the Company, and has not been resolved in a period of thirty (30) days after such commencement; or

(d) The occurrence of an Event of Default under the terms and provisions of the Security Agreement between the Company and the Holder dated as of the date hereof (the “Security Agreement”).

Section 4.02 Effect of Default. Upon the occurrence of an Event of Default as set forth in Section 4.01, the Holder shall have the right to (i) declare the Principal Amount and all interest accrued thereon to be immediately due and payable, and (ii) enforce its security interest pursuant to and in accordance with the terms and provisions of the Security Agreement.

ARTICLE V

Section 5.01 Notice.  All notices, requests, claims, demands and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given if delivered in person against written receipt, by facsimile transmission, overnight courier prepaid, or mailed by prepaid first class registered or certified mail, postage prepaid, return receipt requested to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

(i)	If to the Company:

Karat Platinum LLC
15 Hoover Street
Inwood, New York 11096
Attn: David Neuberg or Gary Jacobs
Telecopy: (516) 592-5675

(ii) With copies to:

David Lubin & Associates, PLLC
26 East Hawthorne Avenue
Valley Stream, New York 11580
Telecopy: (516) 887-8250

(iii) If to the Holder:

Septimus Ventures LLC
207 Harborview
South Lawrence, New York, 11559
Telecopy: (516) 612-2319

(iv) With copies to:

_______________________
_______________________
_______________________
_______________________

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, (iii) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt, or (iv) if delivered by mail in the manner described above to the address provided in this Section, be deemed given on the earlier of the third business day following mailing or upon receipt.

Section 5.02 Governing Law. This Note shall be deemed to be made under and shall be construed in accordance with the laws of the State of New York without giving effect to the principals of conflict of laws thereof.

Section 5.03 Severability. The invalidity of any of the provisions of this Note shall not invalidate or otherwise affect any of the other provisions of this Note, which shall remain in full force and effect.

Section 5.04 Construction and Joint Preparation. This Note shall be construed to effectuate the mutual intent of the parties. The parties and their counsel have cooperated in the drafting and preparation of this Note, and this Note therefore shall not be construed against any party by virtue of its role as the drafter thereof. No drafts of this Note shall be offered by any party, nor shall any draft be admissible in any proceeding, to explain or construe this Note. The headings contained in this Note are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Note.

Section 5.05 Entire Agreement and Amendments. This Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Company and the Holder. This Note represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Note may be amended only by an instrument in writing executed by the parties hereto.

Section 5.06 Security Interest. As security for the prompt and complete payment and performance when due of all the obligations set forth in this Note, the Company hereby grants to the Holder a lien on and continuing security interest in the Company’s right, title and interest in, to and under certain property and assets of the Company, in accordance with the terms and conditions of the Security Agreement, dated January 30, 2008, by and between Karat Platinum, LLC, a New York limited liability company (the “Debtor”), and Continental Capital, LLC, a New York limited liability company (the “Secured Party”), as amended by the Amendment to the Security Agreement (the “First Amendment”).

Section 5.07 Counterparts. This Note may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company has executed this Note as of the date first written above.

KARAT PLATINUM, LLC

By:	/s/ David Neuberg
Name:	David Neuberg
Title:	President

HOLDER:

SEPTIMUS VENTURES LLC

By:	/s/ Bonnie Septimus
Name:	Bonnie Septimus